Exhibit 99.2

BIVIO SOFTWARE BUSINESS

(Carve-Out of Certain Operations of Bivio Networks, Inc.)

Unaudited Combined Financial Statements
For the Eight Months Ended September 30, 2012 and 2011

Bivio Software Business
(Carve-Out of Certain Operations of Bivio Networks, Inc.)

INDEX TO COMBINED FINANCIAL STATEMENTS

Page
Unaudited Combined Financial Statements

Combined Balance Sheets	F-1

Combined Statements of Operations	F-2

Combined Statements of Cash Flows	F-3

Notes to Combined Financial Statements	F-4

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Bivio Software Business
(Carve-Out of Certain Operations of Bivio Networks, Inc.)

Combined Balance Sheets

	September 30, 2012 (Unaudited)	January 31, 2012
Assets
Current assets:
Cash and cash equivalents	$22,200	$95,800
Accounts receivable, net of allowance for doubtful accounts of $0, and $53,500, respectively	-	959,200
Prepaid expenses and other current assets	125,200	121,800
Total current assets	147,400	1,176,800
Property and equipment, net	49,500	79,400
Intangible assets, net	126,700	180,000
Goodwill	207,000	207,000
Other assets	50,200	50,600
Total assets	$580,800	$1,693,800
Liabilities and Net Bivio Networks, Inc. Investment
Accounts payable	$267,300	$129,100
Accrued expenses	436,800	280,500
Deferred revenue	1,174,900	1,647,100
Total liabilities	1,879,000	2,056,700
Commitments and contingencies (Note 4)
Net Bivio Networks, Inc. investment	(1,298,200)	(362,900)
Total liabilities and net Bivio Networks, Inc. investment	$580,800	$1,693,800

See Accompanying Notes to Combined Financial Statements

Bivio Software Business
(Carve-Out of Certain Operations of Bivio Networks, Inc.)

Combined Statements of Operations
Unaudited

	Eight Months Ended September 30,
	2012	2011
Revenues
Product sales	$-	$1,442,600
Software sales	341,400	331,400
Service revenue	29,200	123,500
Support services	337,800	326,200

Total revenues	708,400	2,223,700

Cost of revenues
Cost of product sales	-	569,900
Cost of software sales	25,200	11,200
Cost of service revenue	14,600	61,800
Cost of support services	73,500	43,400

Total cost of revenues	113,300	686,300

Gross margin	595,100	1,537,400
Operating expenses
General and administrative expense	2,221,400	2,462,100
Research and development expense	1,541,700	1,950,500

Total operating expenses	3,763,100	4,412,600

Loss from operations	(3,168,000)	(2,875,200)

Provision for income taxes	-	-

Net loss	$(3,168,000)	$(2,875,200)

See Accompanying Notes to Combined Financial Statements

Bivio Software Business
(Carve-Out of Certain Operations of Bivio Networks, Inc.)

Combined Statements of Cash Flows
Unaudited

	Eight Months Ended September 30,
	2012	2011
Cash flows from operating activities:
Net loss	$(3,168,000)	$(2,875,200)
Adjustments to reconcile loss from continuing operations to net cash used in operating activities:
Depreciation and amortization	82,000	162,000
Loss on disposal of equipment	8,000	-
Decrease (increase) in accounts receivable	959,200	546,900
Decrease (increase) in inventory	-	518,100
Decrease (increase) in prepaid expenses and other current assets	(3,400)	40,300
Decrease (increase) in other assets	400	(4,400)
(Decrease) increase in accounts payable and accrued expenses	294,500	(21,200)
(Decrease) increase in deferred revenue	(472,200)	253,800

Total adjustments	868,500	1,495,500

Net cash used in operating activities	(2,299,500)	(1,379,700)

Cash flows from investing activities:
Property and equipment expenditures	(6,800)	(36,900)

Net cash used in investing activities	(6,800)	(36,900)
Cash flows from financing activities:
Net distributions from Bivio Networks, Inc.	2,232,700	1,477,400

Net cash provided by financing activities	2,232,700	1,477,400

Net increase (decrease) in cash and cash equivalents	(73,600)	60,800
Cash and cash equivalents at beginning of period	95,800	109,900

Cash and cash equivalents at end of period	$22,200	$170,700

See Accompanying Notes to Combined Financial Statements

Bivio Software Business
(Carve-Out of Certain Operations of Bivio Networks, Inc.)

Notes to Combined Financial Statements

Note 1 — Background and Nature of Operations

    Bivio Networks, Inc. (“Bivio”) is a leading provider of systems for securing, monitoring and controlling critical network infrastructure.  In October 2012, GF AcquisitionCo. 2012, LLC ("GFAC") foreclosed upon its security interests of certain assets of Bivio.  Also in October 2012, ISC8, Inc. (“ISC8”) acquired Bivio’s NetFalcon and Network Content Control System products and business assets from GFAC.  The assets acquired by ISC8 are herein referred to as the "Bivio Software Business" or “Bivio Software”. These assets also include all of the Bivio’s international software operations located in Italy, Qatar, the United Kingdom, Dubai, and Singapore. The acquisition did not include Bivio’s deep packet inspection hardware platform business. The remaining Bivio operating entity is indebted to GFAC.

Note 2 —Summary of Significant Accounting Policies

    Basis of Presentation.    The accompanying combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”). The accompanying combined financial statements include the historical results of operations and historical cost basis of assets, liabilities, revenues, and expenses that are specifically identifiable to the Bivio Software Business. All intercompany balances and transactions within Bivio Software have been eliminated. Transactions and balances between Bivio Software and Bivio are reflected as related party transactions within these financial statements.

    These financial statements have been prepared solely to demonstrate its historical results of operations, financial position, and cash flows for the the Bivio Software Business for the indicated periods under Bivo’s management.

    Bivio Cost Allocations.    Certain costs related to Bivio Software have been allocated from Bivio. Those are derived from multiple levels of the organization including product line expenses and shared corporate expenses. The costs associated with these services and support functions (indirect costs) have been allocated to the Bivio Software Business using the most meaningful respective allocation methodologies which were primarily based on proportionate revenue, proportionate headcount, proportionate salary costs or proportionate expenses applicable to Bivio Software compared to Bivio. These allocated costs are primarily related to corporate administrative expenses, employee related costs including benefits for corporate and shared employees, and rental and usage fees for shared assets for the following functional groups: information technology, legal services, accounting and finance services, human resources, marketing and contract support, customer support, facility, and other corporate and infrastructural services. Additionally, Bivio Software receives service and support functions from Bivio. Bivio Software’s operations are dependent upon Bivio’s ability to perform these services and support functions.

    As a result, substantially all cash received by Bivio Software was deposited in and commingled with Bivio’s general corporate funds and is not specifically allocated to Bivio Software. There are specific bank accounts outside of the U.S. solely used for international operations’ cash disbursements and payroll and these account balances are attributed to the Bivio Software Business. The net results of these cash transactions between the Bivio Software Business and Bivio are reflected as net Bivio Networks, Inc. investment within equity in the accompanying combined balance sheets. In addition, the net Bivio Networks, Inc. investment represents Bivio’s interest in the recorded net assets of Bivio Software and represents the cumulative net investment by Bivio in Bivio Software through the dates presented, inclusive of cumulative operating results.

Bivio Software Business
(Carve-Out of Certain Operations of Bivio Networks, Inc.)

Notes to Combined Financial Statements – (Continued)

    Bivio Management believes the assumptions and allocations underlying the combined financial statements are reasonable and appropriate under the circumstances. The expenses and cost allocations have been determined on a basis considered by Bivio to be a reasonable reflection of the utilization of services provided to or the benefit received by the Bivio Software Business during the periods presented relative to the total costs incurred by Bivio. However, the amounts recorded for these transactions and allocations are not necessarily representative of the amount that would have been reflected in the financial statements had the Bivio Software Business been an entity that operated independently of Bivio. Consequently, future results of operations for the Bivio Software Business will include costs and expenses that may be materially different than the Bivio Software Business’s historical results of operations, financial position, and cash flows. Accordingly, the financial statements for these periods may not be indicative of the Bivio Software Business’s future results of operations, financial position, and cash flows.

    Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with US GAAP have been condensed or omitted. Management believes that these financial statements include all adjustments (which are normal and recurring in nature) necessary to present fairly the financial position of the Bivio Software Business and results of operations and cash flows for the periods presented.

    The results of operations for the eight months ended September 30, 2012 are not necessarily indicative of the results that may be expected for the year ending January 31, 2013. The financial results for any interim period do not necessarily indicate the results expected for the year.

    These unaudited condensed combined financial statements should be read in conjunction with the Bivio Software Business’ audited combined financial statements and the notes thereto for the year ended January 31, 2012 and 2011. Bivio Software has continued to follow the accounting policies including the basis of presentation set forth in those combined financial statements.

    Use of Estimates.    The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

    Revenues.    The Bivio Software Business generates revenue from the sale of licensing rights to its software products directly to end-users and through value-added resellers, or VARs. The Bivio Software Business also generates revenue from sales of hardware, installation, and post-contract support (maintenance), performed for clients who license its products.

    A typical system contract contains multiple elements of the above items. Revenue earned on software arrangements involving multiple elements is allocated to each element based on the relative fair values of those elements. The fair value of an element is based on vendor-specific objective evidence (“VSOE”). The Bivio Software Business limits its assessment of VSOE for each element to either the price charged when the same element is sold separately or the price established by management having the relevant authority to do so, for an element not yet sold separately. VSOE calculations are updated and reviewed quarterly or annually depending on the nature of the product or service.

    When evidence of fair value exists for the delivered and undelivered elements of a transaction, then discounts for individual elements are aggregated and the total discount is allocated to the individual elements in proportion to the elements' fair value relative to the total contract fair value.

Bivio Software Business
(Carve-Out of Certain Operations of Bivio Networks, Inc.)

Notes to Combined Financial Statements – (Continued)

    When evidence of fair value exists for the undelivered elements only, the residual method is used. Under the residual method, Bivio Software defers revenue related to the undelivered elements in a system sale based on VSOE of fair value of each of the undelivered elements and allocates the remainder of the contract price net of all discounts to revenue recognized from the delivered elements. If VSOE of fair value of any undelivered element does not exist, all revenue is deferred until VSOE of fair value of the undelivered element is established or the element has been delivered.

       For arrangements that include both software and non-software elements, we allocate revenue to the software deliverables as a group and non-software deliverables based on their relative selling prices. In such circumstances, the accounting principles establish a hierarchy to determine the selling price to be used for allocating revenue to deliverables as follows: (i) VSOE, (ii) third-party evidence of selling price ("TPE") and (iii) best estimate of the selling price ("ESP").  When we are unable to establish a selling price using VSOE or TPE, we use ESP to allocate the arrangement fees to the deliverables.

    Provided the fees are fixed or determinable and collection is considered probable, revenue from licensing rights and sales of hardware and third-party software is generally recognized upon physical or electronic shipment and transfer of title. In certain transactions where collection risk is high, the revenue is deferred until collection occurs or becomes probable. If the fee is not fixed or determinable, then the revenue recognized in each period (subject to application of other revenue recognition criteria) will be the lesser of the aggregate of amounts due and payable or the amount of the arrangement fee that would have been recognized if the fees were being recognized using the residual method. Fees which are considered fixed or determinable at the inception of the Bivio Software Business's arrangements must include the following characteristics:

•
The fee must be negotiated at the outset of an arrangement and generally be based on the specific volume of products to be delivered without being subject to change based on variable pricing mechanisms such as the number of units copied or distributed or the expected number of users.

•
Payment terms must not be considered extended. If a significant portion of the fee is due more than 12 months after delivery or after the expiration of the license, the fee is presumed not fixed or determinable.

    Revenue from implementation and training services is recognized as the corresponding services are performed. Software and maintenance revenue is recognized ratably over the contractual maintenance period. Contract accounting is applied where services include significant software modification, development or customization. The Bivio Software Business ensures that the following criteria have been met prior to recognition of revenue:

•	the price is fixed or determinable;
•	the customer is obligated to pay and there are no contingencies surrounding the obligation or the payment;
•	the customer's obligation would not change in the event of theft or damage to the product;
•	the customer has economic substance;
•	the amount of returns can be reasonably estimated; and
•	Bivio Software does not have significant obligations for future performance in order to bring about resale of the product by the customer.

Note 3 — Composition of Certain Financial Statement Captions

    Accounts receivable include amounts related to maintenance that were billed but not yet rendered at each period end. Undelivered maintenance and support are included as a component of the deferred revenue balance on the accompanying combined balance sheets.

	September 30, 2012	January 31, 2012
Accounts receivable, gross	$—	$1,012,700
Allowance for doubtful accounts	—	(53,500)
Accounts receivable, net	$—	$959,200

Bivio Software Business
(Carve-Out of Certain Operations of Bivio Networks, Inc.)

Notes to Combined Financial Statements – (Continued)

    Bivio Software Business’s property and equipment at September 30, 2012 and January 31, 2012, respectively, is shown below.

	September 30, 2012	January 31, 2012
Property and equipment:
Computer equipment	$217,200	$217,800
Lab and test equipment	1,573,200	1,566,400
Furniture and fixtures	73,400	80,800
	1,863,800	1,865,000
Less accumulated depreciation and amortization	(1,814,300)	(1,785,600)
	$49,500	$79,400

    Bivio Software Business’s intangible at September 30, 2012 and January 31, 2012, respectively, is shown below.

	September 30, 2012	January 31, 2012
Intangible assets, gross	$400,000	$400,000
Less accumulated amortization	(273,300)	(220,000)
Intangible assets, net	$126,700	$180,000

    Accrued expenses as of September 30, 2012 and January 31, 2012 consisted of the following:

	September 30, 2012	January 31, 2012
Accrued expenses:
Compensation	$168,800	$155,000
Other accrued expenses	268,000	125,500
	$436,800	$280,500

Deferred revenue is summarized as follows:

	September 30, 2012	January 31, 2012
Maintenance	$404,700	$623,900
Undelivered software	770,200	1,023,200
Deferred revenue	$1,174,900	$1,647,100

Bivio Software Business
(Carve-Out of Certain Operations of Bivio Networks, Inc.)

Notes to Combined Financial Statements – (Continued)

Note 4 — Commitments and Contingencies

    The Company leases certain facilities and equipment under cancelable and non-cancelable operating leases. Future minimum payments under operating lease commitments for the next five years as of September 30, 2012 are as follows:

Fiscal Year Ended January 31,	Operating Leases
Remaining 2013	$30,100
2014	81,000
2015	44,000
2016	42,400
Future minimum lease payments	$197,500

    Total rent expense for operating leases amounted to $154,300 and $129,600 for the eight months ended September 30, 2012 and 2011, respectively. Rent expense is recognized on a straight-line basis over the lease period. Deferred rent amounts are immaterial.

Note 5 — Subsequent Events

    Management has evaluated events subsequent to period end through February 8, 2013 for transactions and other events that may require adjustment of and/or disclosure in such financial statements.